Net, Net, Net

LEASE

THIS LEASE dated as of the 10th day of July 1990 for reference purposes only is made between Lessor and Lessee named below, effective on the later of the dates set forth under their respective signatures.

Basic Lease Provisions

1.             Premises:                               As depicted on Exhibit A.

                Project Name:                        Santa Barbara Corporate Center
                Building Name:                     Santa Barbara Corporate Center
                Premises Address:               Hollister Avenue. Santa Barbara  CA 93117

2.             Leased Area:                36,350 Square Feet

3.             Lessee's Percentages:  Building: 49.71% Common Area 42.93%

4.             Initial Annual               Rent: $597,594.00 ($16.44 per square foot)

5.             Monthly Rental           Installments: $49,.799.50 ($1.37 Per Square Foot)

6.             Term: Ten (10) Years and No Months

7.             Target Commencement Date:             June 1. 1991 (subject to adjustment)

                 Termination Date:                                     May 31. 2001 (ten years after commencement)

8.              Security Deposit:                                      $49,799.50

9.              Broker(s):                                                   Coldwell Banker: Grubb & Ellis

10.             Parking Spaces: 145 (with 25 to be separately identified)

11.           Address for Payments and Notices: (If different from below)

12.           Submission of this instrument for examination or signature by Lessee does not constitute a reservation of or option for space and it is not effective as a lease or otherwise until execution by both Lessee and Lessor.

                IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing Basic Lease Provisions, Articles 1 through 17 which follow, as of the date first above written.

                                            LESSOR                                                                                                     LESSEE

SB CORPORATE CENTER, LTD.,                                                          MENTOR CORPORATION, a Minnesota
a California limited partnership                                                                corporation

By:  /S/JEFFREY C. BERMANT                                                              By:  /S/ANTHONY R. GETTE

Date:  July 23, 1990                                                                                    Date:  July 19, 1990

Address:                 300 Esplanade Drive                                                Address:             600 Pine Avenue
                                  Suite 1860                                                                                               Goleta, CA 93117
                                  Oxnard, CA 93030

TABLE OF CONTENTS

Section                                                                                                                                                                   Page

1.          LEASE OF PREMISES

1.1              Leased Premises

1.2              Notice of Available Additional Space

1.3              Lease of Space to Competitors of Lessee

2.         TERM

2.1             Commencement of Term

2.2             Delay in Commencement

3.         RENT

3.1               Initial Annual Rent

3.2               Additional Rent

3.3               Offset Rights

3.4               Definitions

3.5               Rent Adjustment for Consumer Price Index

3.6               Calculation and Payment

3.7               End of Term

4.         SECURITY DEPOSIT

5.         USE

5.1               Use

5.2               Compliance With Law

5.3               Insurance Cancellation

5.4               Hazardous Substances

6.         MAINTENANCE, REPAIRS AND ALTERATIONS

6.1               Lessor's Obligations

6.2               Lessee's Obligations

6.3               Alterations and Additions

6.4               Surrender

6.5               Lessor's Rights

7.         ISURANCE

7.1               Lessee's Liability Insurance

7.2               Lessee's Worker's Compensation Insurance

7.3               Lessee's Fire and Extended Coverage Insurance

7.4               Policy Requirements

7.5               Lessor's Rights

7.6               Lessor's Insurance

7.7               Indemnification

7.8               Exemption of Lessor from Liability

8.         DAMAGE OR DESTRUCTION

8.1               Partial Damage

8.2               Damage near end of Term

8.3               Abatement of Rent; Lessee's Remedies

8.4               Insurance Proceeds Upon Termination

8.5               Restoration

9.         PERSONAL PROPERY TAXES

10.       UTILITIES

11.       ASSIGMENT AND SUBLETTING

11.1             Restrictions on Assignment

11.2             Consents to Transfer of Lease

11.3             Organizational Changes

11.4             Continuing Liability of Lease

11.5             Options in Favor of Lessor

11.6             Assumption by Participation in Rental Overages

11.7             Lessor's Participation in Rental Overages

11.8Reimbursement of Costs and Fees

12.       DEFAULTS: REMEDIES

12.1             Default by lesse

12.2             Remedies for Default of Lessee

12.3             Default by Lessor

12.4             Late Charges

13.       CONDEMNATION OR RESTRICTION ON USE

13.1             Eminent Domain

13.2             Abatement of Rent

13.3             Temporary Taking

13.4             Voluntary Sale as Taking

14.        BROKERS

15.        LESSOR'S LIABILITY

16.         PARKING

17.         GENERAL PROVISIONS

17.1             Estoppel Certificate
17.2             Severability
17.3             Time of Essence
17.4             Captions
17.5             Notices
17.6             Waivers
17.7             Holding Over
17.8             Cumulative Remedies
17.9             Inurement
17.10           Choice of Law
17.11           Subordination
17.12           Attorneys' Fees
17.13           Lessor's Access
17.14           Corporate Authority
17.15           Surrender or Cancellation
17.16           Entire Agreement
17.17           Signs
17.18           Interest on Past Due Obligations
17.19           Gender; Number
17.20           Recording of Lease
17.21           Waiver of Subrogation
17.22           Confidentiality of Lease
17.23           Quiet Enjoyment
17.24           Window Coverage
17.25           Materials Storage Restrictions
17.26           No Agency
17.27           Force majeure
17.28           Building Name
17.29           Assignment by Lessor

1.  LEASE OP PREMISES

1.1  Leased Premises. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth in this Lease, the Premises identified in Item 1 of the Basic Lease Provisions, together with the nonexclusive use, in common with Lessor and other tenants of the Building(s) and their respective invitees, of common areas in or about the Building and the parking garage (if any) or parking areas adjoining the Building. The Premises, building, common areas and parking areas are referred to collectively herein as "the Project" or "the Property." The approximate anticipated configuration of the Project and the location of the Building(s), Premises and associated common and parking areas is indicated on Exhibit "A". The size, location and function of the buildings and related structures depicted here are approximate. The configuration of the development, the design, size, function and location of all other improvements, and the identity and location of other tenants to the extent depicted are subject to change without notice for any reason deemed sufficient by the owner. Lessor reserves the right to alter the configuration of the Project, to construct additional improvements thereon, to withdraw areas therefrom from time to time, and to alter the configuration of the associated common and parking areas, provided that (a) the number of parking spaces intended for Lessee's use shall not thereby be materially diminished and (b) the design, size, function and location of improvements (exceeding Common Area exterior to the Building) shall not be substantially altered, and (c) areas material to Lessee's enjoyment of the premises shall not be withdrawn from the property, in each case without the prior written consent of Lessee, which consent shall be reasonably exercised.

1.2  Notice of Available Additional Space, Lessee shall have a right of 30-day notice of availability with respect to the 12,000 square foot supplemental building proposed to be constructed by Lessor as part of the Project. Lessor shall not enter into a lease or rental agreement with respect to the supplemental building without first giving Lessee not less than thirty (30) days written notice advising Lessee (i) that such building is available for lease and (ii) of the terms and conditions upon which Lessor proposes to lease the supplemental building.

1.3  Lease of Space to Competitors of Lessee. For as long as Lessee continues to occupy at least twenty-five percent (25%) of the net leasable area of the Building, Lessor shall not lease space in the Building to any person or entity whose business is competitive with that of Lessee.

1.3.1  There is attached to this Lease as Exhibit C a schedule setting forth (a) the names of Lessee's competitors and (b) a description of products that are competitive with those manufactured, sold and/or distributed by Lessee. Lessee shall be entitled to update such schedule from time to time to reflect (a) the identity of any successors-in-interest to existing competitors of Lessee and (b) the identity of new or additional firms or entities that develop or expand product lines to include products that are competitive with those products of Lessee that are shown on the attached list, but Lessee shall not be entitled to add new products to the list.

1.3.2        Lessor shall not lease space in the Project to any person who (a) is identified on the Schedule attached as Exhibit C or who is identified by Lessee as being a successor-in-interest to such a party, or (b) whose product line includes one or more of the products shown on the schedule attached Exhibit C, but no change made by Lessee to such schedule shall affect any lease entered into by Lessor prior to the time that Lessee has furnished Lessor with written notice of such change.

2.              TERM

2.1  Commencement of Term. The term of the Lease shall be as shown in Item 6 of the Basic Lease Provisions, commencing on the Commencement Date, which Lessor and Lessee expect to be the Target Commencement Date as shown in Item 7 of the Basic Lease Provisions but which may be such other date as herein provided, and ending on the last day of the month during which the tenth (10th) anniversary of the Commencement Date shall occur, unless sooner terminated pursuant to any provision hereof.

2.1.1  The Commencement Date of this Lease shall be the date on which Lessor delivers possession of the Premises to Lessee and upon compliance with the provisions of Exhibit D of this Lease, and the obligation of Lessee to pay rent shall begin on such date.

2.1.2  If delivery of possession occurs prior to the Target Commencement Date, the term of this Lease shall commence on such date of delivery of possession, but the Termination Date shall not be advanced.

2.2          Delay in Commencement.

2.2.1  If for any reason Lessor cannot deliver possession of the premises to Lessee on or before the Target Commencement Date, Lessor shall not be subject to any liability therefor, except as provided in this section, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder. Subject to the provisions of Exhibit D of this Lease, Lessee shall not be obligated to pay rent until delivery of possession of the Premises has occurred. Lessor shall commence grading of the Property or shall commence construction on the Building and/or Premises within thirty (30) working days after obtaining a building or grading permit, as the case may be, and shall diligently carry such construction to completion. The commencement or completion of such construction shall be excused during any period of delay resulting from acts or conditions described in Exhibit D of the Lease, including delays attributable to Lessee.

2.2.2  IfLessor shall not have completed such construction within eleven (11) months from August 1, 1990 after commencement thereof, Lessee shall have the right to terminate this Lease by giving not less than thirty (30) days' prior written notice of default to Lessor, and this Lease shall terminate as of the date set forth in said notice of termination if Lessor is unable to cure said default within thirty (30) days after receipt of said notice. The June 1, 1991 completion date shall be extended automatically to include delays resulting from acts or conditions beyond the ability of Lessor to control, but if Lessor is unable to deliver possession of the Premises on or before January 1, 1992, regardless of the reason for the delay, then Lessee shall be entitled to terminate this Lease by giving not less than thirty (30) days' prior written notice of termination to Lessor at any time thereafter unless Lessor tenders possession of the Premises to Lessee prior to the expiration of such thirty (30)-day period. Lessee shall use due diligence in cooperating with Lessor's construction activities.

3.  RENT

3.1  Initial Annual Rent.

3.1.1  Subject to the provisions of Section 3.1.3, below, Lessee shall pay to Lessor as rent for the Premises an Initial Annual Rent in the amount specified in Item 4 of the Basic Lease Provisions in equal monthly installments in the amount specified in Item 5 of the Basic Lease provisions in advance on the first day of each month.

3.1.2  As a rental deposit, Lessee shall deposit with Lessor an amount constituting the first and second month's rent, in the sum of $99,599.00. Of this sum, $49,799.50 shall be paid upon lease execution and $49,799.50 upon tender of possession of the Premises by Lessor to Lessee.

3.1.3  For the first ninety (90) days of the Lease Term, Lessee shall be obligated to pay only fifty percent (50%) of the monthly rental installment specified in Section 5 of the Basic Lease Provisions. Commencing on the ninety first (91st) day of the Lease Term, Lessee shall pay one-hundred percent (100%) of the monthly rental installment, regardless of whether Lessee has occupied the entirety of the Leased Premises.

3.2  Additional Rent.

3.2.1  Lessee shall reimburse Lessor, as additional rent, in the manner and at the times provided, for Lessee's proportionate share of all Building Operating Expenses and Common Area Operating Expenses (as hereinafter defined) incurred by Lessor. Lessee's proportionate share of such Building Operating Expenses and Common Area Operating Expenses shall be based upon Lessee's Building Percentage in the case of Building Operating Expenses and upon Lessee's Common Area Percentage in the case of Common Area Operating Expenses, all as defined herein.

3.2.2  Amounts included as Additional Rent for repair, maintenance or other building services obtained from an affiliate of Lessor shall not exceed the amounts that would be paid if such services had been obtained at competitive rates from independent third-party contractors providing the same services to similar buildings in the area in which the Project is located.

3.2.3  The level of repair, maintenance and upkeep of the Building, Common Areas and landscaping shall conform to, but shall not exceed, the standard customarily utilized for professional office and research/development buildings in the Santa Barbara area, with the University Business Center constituting an example of such standards.

3.2.4  Salaries and payroll expenses shall be limited to (a) those persons who are employed on a substantially full-time basis on site and (b) Lessee's pro rata share of the salary and payroll expense of common employees who are engaged by Lessor to provide services both to the Project and to other properties owned and/or managed by Lessor, based on the percentage that the square footage of the space occupied by Lessee bears to the total square footage of all space receiving the services of such common employees.

3.2.5  Except as set forth below, no amounts shall be included in Additional Rent for (a) amortization or depreciation of capital assets that constitute real property or that do not constitute removable trade fixtures or (b) the costs of correcting defects in worlcmanship or materials covered by contractor's warranties or that are caused by the failure of Lessor or its contractor to construct the Building in a good and workmanlike manner in accordance with the plans and specifications and applicable building codes.

3.3  Offset Rights. All rent due under this Lease shall be payable without deduction, abatement or offset except as may be otherwise expressly provided in this Lease.

3.4  Definitions. For purpose of this Article 3:

3.4.1  Lessee's Building Percentage is a percentage calculated by dividing the Leased Area of the Premises, as shown in Item 2 of the Basic Lease Provisions, by the leasable area of the Building, and is stipulated to be as shown in Item 3 of the Basic Lease Provisions.

3.4.2  Building Operating Expense shall mean the sum of all expenses incurred by Lessor in connection with the operation, repair and maintenance of the Building, including but not limited to the following: (a) the costs of supplying heating and air conditioning to the Common Areas; (b) all real property taxes (as hereinafter defined) imposed upon or with respect to the Building and related improvements (exclusive of the land underlying all such improvements); (c) all fire and extended coverage, loss of rents, vandalism, malicious mischief and other insurance covering the Building (including a pro rata share of the premium for Lessor's excess liability insurance coverage) maintained by Lessor under the provisions of this Lease, to the extent the costs thereof are permitted by Section 7.6, below, and any losses suffered which fall below the deductible limits of such insurance; (d) direct costs incurred for security and fire protection and the costs of materials and supplies; (e) salaries and payroll expenses for any persons who are employed on a substantially full-time basis on-site in the management, operation, repair and maintenance of the Building; (f) subject to the provisions of Section 3.2, above, the costs of (1) repair and maintenance of the Building and (2) repainting, wallcovering or recarpeting Common Areas of the Building; (g) an allowance for overhead and administrative expense (including the costs of any off-site management supplied or procured by Lessor), of $12,000.00 per year, adjusted annually in accordance with the procedures set forth in Section 3.5, below, to reflect increases in the Consumer Price Index; (h) the amortization of the costs of capital investments for improvements which are designed to reduce operating costs, improve operations or comply with governmental conservation or safety programs, together with interest at ten percent (10%) on the unamortized amount, amortized over such reasonable period as Lessor shall determine, but such amortized costs shall be included only to the extent of any demonstrable reductions or savings in occupancy costs or operating expenses that are achieved by Lessee as the result of such improvements or programs.

3.4.3  Building Operating Expenses attributable to the utilities and services furnished pursuant to Article 10 shall be apportioned among the tenants of the Building receiving such services (excluding those tenants furnishing or paying for their own utilities and janitorial services) based on the respective leased areas occupied by such tenants. Lessor has provided to Lessee examples of actual Building Operating Expenses for other buildings owned or managed by Lessor, but without warranty or representation to Lessee that Building Operating Expenses for the Premises will be limited to such amounts.

3.4.4  Lessee's Common Area Percentage is a percentage figure calculated by the project architect by dividing the Leased Area of the Premises by the average leasable area in all improvements, including the Building and other buildings, shown on Exhibit "A" during such year and is initially stipulated to be as shown in Item 3 of the Basic lease Provisions. Should the Building and/or landscape area become a separate legal lot, or should additional improvements or common area be added to or deleted from Exhibit "A", Lessor may. at its option, calculate Lessees Common Area Percentage by comparing the common area attributable to the Premises with the common area on such legal lot or otherwise within Exhibit "A" as so revised.

3.4.5  Common Area Operating Expenses shall mean the sum of all expenses incurred by Lessor in connection with the operation and maintenance of driveways, landscaping, walkways, plazas, parking facilities, and perimeter property, including, but not limited to: (a) all real property taxes (as hereinafter defined) imposed upon or with respect to the land described at Exhibit "A"; (b) all public liability insurance maintained by Lessor under the provisions of this Lease, to the extent the costs thereof are permitted by Section 7.6, below, and any lasses suffered which fall below the deductible limits of such insurance; (c) direct costs incurred for security and fire protection and the costs of materials and supplies; (d) salaries and payroll expenses for any persons who are employed on a substantially full-time basis on-site in the management, operation, repair and maintenance of the common areas, gardening, landscaping, repaving, repainting and trash removal; (e) depreciation of equipment used in such maintenance; (f) the amortization of the costs of capital investments for improvements which are designed to reduce operating costs, improve operations or comply with governmental conservation or safety programs, together with interest at ten percent (10%) on the unamortized amount, amortized over such reasonable period as Lessor shall determine, but such amortized costs shall be included only to the extent of any demonstrable reductions or savings in occupancy costs or operating expenses that are achieved by Lessee as the result of such improvements or programs: (g) any governmental surcharge, fee or assessment imposed with respect to the parking facilities within the Project, to the extent paid by Lessor and not passed on to the users of said parking facilities. General overhead and depreciation of improvements shall not be included in Common Area Operating Expenses except as specifically set forth in the foregoing.

3.4.6  Subject to the exception set forth in subparagraph A, below, Real Property Tax shall mean all real and personal property taxes and assessments incurred during any calendar year, including, but not limited to: special and extraordinary assessments, water and sewer rates and charges, occupancy taxes or similar taxes imposed on or with respect to the real or personal property whether or not imposed on or measured by the rent payable by Lessee, and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever relating to the real or personal property, and any gross rental, license or business tax measured by or levied on rent payable or space occupied. If, by law, any property taxes are payable, or may at the option of the taxpayer be paid, in installments (whether or not interest shall accrue on the unpaid balance of such property taxes), Lessor may, at Lessor's option, pay the same and, in such event, any accrued interest on the unpaid balance of such property taxes shall be deemed to be Real Property Taxes as defined herein. Real Property Taxes shall also include all expenses reasonably incurred by Lessor in seeking a reduction by the taxing authorities of Real Property Taxes applicable to the Project. If at any time during the term of this Lease under the laws of the United States or the State of California or any political subdivision of either, a tax or excise on rents, space or other aspects of real property, is levied or assessed against Lessor, the same shall be deemed to be Real Property Taxes. If any such property taxes upon the income of Lessor shall be imposed on a graduated scale, based upon Lessor's aggregate rental income, Real Property Taxes shall include only such portion of such property taxes as would be payable if the rent payable with respect to the Building and Common Areas were the only rental income of Lessor subject thereto.

A.  Real Property Taxes shall not include (1) any capital levy, franchise, estate, inheritance, succession, gift or transfer tax of Lessor, or (2) any income, profits or excess profits tax, assessment, charge or levy upon the income of Lessor, or (3) any increase in taxes or assessments attributable to a reassessment or tax increase resulting from a sale or other disposition of the Property constituting a change of ownership under the rules and regulations of the California State Board of Equalization.

B.  Lessee at its cast shall have the right, at any time, to seek a reduction in the assessed valuation of the premises or to contest any Real Property Taxes that are paid by Lessee, provided that Lessee first obtains Lessor's written consent to the seeking of such reduction, which consent shall not be unreasonably withheld. If Lessee seeks a reduction or contests the Real Property Taxes, the failure on Lessee's part to pay the Real Property Taxes shall not constitute a default as long as Lessee complies with the provisions of this paragraph.

C.  Lessor shall not be required to join in any proceeding or contest brought by Lessee unless the provisions of any law require that the proceeding or contest be brought by or in the name of Lessor or any owner of the Premises. In that case Lessor shall join in the proceeding or contest or permit it to be brought in Lessor's name as long as Lessor is not required to bear any cost. Lessee, on final determination of the Proceeding or contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment.

D.  If Lessee does not pay the Real Property Taxes when due and Lessee seeks a reduction or contests them as provided in this Section, before the commencement of the proceeding or contest, Lessee shall furnish to Lessor a surety bond issued by an insurance company qualified to do business in California. The amount of the bond shall equal one hundred twenty-five percent (125%) of the total amount of Real Property Taxes in dispute, including any penalties for late payment thereof. The bond shall hold Lessor and the Premises harmless from any damage arising out of the proceeding or contest and shall insure the Payment of any judgment that may be rendered.

E.  Should Real Property Taxes applicable to the property be reduced, Real Property Taxes assessed to Lessee Pursuant to this Lease shall reflect such reduction.

3.5  RentAdlustment for Consumer Price Index. The annual rent shall be adjusted effective as of the first day of the twenty-fifth (25th) full calendar month of the lease term, and on the corresponding day of each year thereafter during the lease term (the "Adjustment Date") in accordance with the procedures set forth in Section 3.6.2, below.

3.6  Calculation and Payment.

3.6.1  Annual rent shall be payable to Lessor in lawful money of the United States at Lessor's address herein or to such other persons or at such other places as Lessor designates in writing. Rent payable for any period for less than one month shall be prorated based upon a thirty (30) day month.

3.6.2  The annual rent shall be adjusted on each Adjustment Date by an amount equal to the percentage of increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers, All Items, L.A. -Anaheim-Riverside Area (1982-1984 - 100 Base) (the "Index") during the preceding year. Such amount shall be determined by comparing the Index figure for the second month immediately preceding the Adjustment Date to the Index figure for the corresponding month of the prior year, but in no event shall the annual rental increase be less than three percent (3%) or more than seven percent (7%) in any year.

A.  If the applicable Index figure is not available on the Adjustment Date, the parties shall make an interim increase in the annual rent on the basis of the most recently available Index figure. A final adjustment shall thereafter be made, retroactive to the Adjustment Date, once the applicable Index figure becomes available, and Lessee shall pay any additional rent owing for prior periods by reason of such final adjustment not later than the first day of the next following month.

B.  If on any Adjustment Date the Consumer Price Index is no longer published in the same format as set forth above, the parties shall substitute any official index published by the Bureau of Labor Statistics or any successor or similar Governmental agency as may then be in existence and shall be most nearly equivalent thereto. If the parties shall be unable to agree upon a successor index the parties shall refer the choice to arbitration in accordance with the rules of the American Arbitration Association.

3.6.3  Prior to the commencement of the lease term and of each December thereafter, Lessor shall give Lessee a written estimate of Lessee's share of Building and Common Area Operating Expenses for the ensuing year or portion thereof. Lessee shall pay such estimated amount to Lessor in equal monthly installments, in advance. Within ninety (90) days after the end of each calendar year, Lessor shall furnish to Lessee a statement showing in reasonable detail the actual Building and Common Area Operating Expenses incurred by Lessor during such period, and the parties shall within thirty (30) days make any payment or allowance necessary to adjust Lessee's estimated payment to Lessee's actual proportionate share as shown by such annual statement. Any amount due Lessee shall be credited against installments next coming due under this paragraph.

3.6.4  Lessor shall keep at its principal place of business books and records in sufficient detail to permit the verification of all costs and expense charged to Lessee as Building Operating Expenses during the term of this lease. All such books and records shall be available for inspection and copying by Lessee or its duly authorized representative at Lessor's principal place ofbusiness at reasonable times during regular business hours upon reasonable prior notice to Lessor.

3.7  End of Term. Upon the expiration or earlier termination of this Lease Lessee shall pay Lessor, as additional rent, the aggregate rental increase which would have been payable by Lessee pursuant to this Article 3, except for such expiration or termination, for the portion of the year in which termination or expiration occurs through the termination date. The amount of such payment shall be calculated by Lessor based upon Sections 3.2, 3.3, and 3.5 (using the expiration or termination date as the adjustment date for Section 3.5) and the best information then available to Lessor, and shall give effect to all prior adjustments and payments on account by Lessee pursuant to this Article 3.

4.  SECURITY DEPOSIT

Ten (10) days prior to Lessee's occupancy of the Premises, Lessee shall deposit with Lessor the sum specified in Item 8 of the Basic Lease Provisions as security for the faithful performance by Lessee of all covenants and conditions of this Lease. Lessor shall deposit Lessee's security deposit into a money market or similar high-yield account and shall cause the interest accruing thereon to be remitted to Lessee no less frequently than annually. If Lessee shall breach or default in the performance of any covenants or conditions of this Lease, including the payment of rent, Lessor may use, apply or retain the whole or any part of such security deposit for the payment of any rent in default or for any other sum which Lessor may spend or be required to spend by reason of Lessee's default. If Lessor so uses or applies all or any portion of said deposit, Lessee shall, within ten (10) days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Lessee's failure to do so shall be a material breach of this Lease. Should Lessee comply with all covenants and conditions of this Lease, the security deposit or any balance thereof shall be returned to Lessee (or at the option of Lessor, to the last assignee of Lessee's interest in this Lease) at the expiration of the term. Should Lessor sell its interest in the Premises, Lessor may transfer to the purchaser thereof the then unexpended or unappropriated deposit and thereupon Lessor shall be discharged from any further liability for such funds.

5.  USE

5.1  Use. The Premises shall be used and occupied for lawful general office purposes permitted under applicable ordinances and other Governmental requirements, the covenants, conditions and restrictions affecting the Project, as the same may be amended from time to time, and the Rules and Regulations as Lessor may from time to time reasonably adopt for the safety, care and cleanliness of the Building and the Project or the preservation of good order. The Rules and Regulations presently in effect are attached hereto as Exhibit "B". Lessor shall endeavor to enforce such Rules and Regulations in a uniform and consistent manner as to all tenants and occupants of the Building, but Lessor shall not be responsible to Lessee for the nonperformance of any of such Rules and Regulations, or noncompliance with said covenants, conditions and restrictions, by any other tenant of the Building for reasons beyond the reasonable ability of Lessor to control.

5.2  Comuliance With Law. Lessee shall at Lessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect regulating the use by Lessee of the Premises. Lessee shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance or which shall tend to disturb other tenants of the Building.

5.3  Insurance Cancellation. If Lessee's use of the Premises causes an increase in the rates of fire or other insurance maintained on the Project, Lessee shall pay as additional rent the amount of such increase. Lessee shall be in default under this Lease should Lessee cause the cancellation of fire or other insurance upon the Building or Property or should Lessee fail to pay any increased insurance rate attributable to Lessee's use of the Premises. In determining whether increased premiums are a result of Lessee's use or occupancy of the Premises, Property or Building, a schedule issued by Lessors insurer computing the insurance rate on the Premises, Property or Building, or the Leasehold Improvements showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Lessee shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises.

5.4  Hazardous Substances. Any corrosive, flammable, hazardous, or other special wastes or materials shall be handled or disposed of as directed by applicable State, Federal, County and City regulations. Lessee shall handle, store or dispose of such materials in a careful and prudent manner. At the termination of the lease, or any option period thereof, Lessee shall fully clean the premises in such a manner that no residue of such materials or wastes s1411 remain on the premises in concentrations which exceed those permitted under applicable rules and regulations then in effect. Lessee shall notify the appropriate governmental authority of the presence and amount of any such material or wastes, and shall comply with all conditions imposed by such authority. Lessee shall contact the appropriate governmental authority prior to occupancy to determine the existence of any records for the Building and/or Premises. Specifically thirty (30) days prior to occupancy, Lessee shall submit to Lessor and the appropriate governmental authority for approval any Hazardous Materials Management Plan (HMMP) and a Hazardous Materials Floor Plan (HMF) required by such governmental authority. These plans shall be attached in full to this lease.

5.4.1  TheHMMP shall include the following:

A.  The Company name, address, and contact person.

B.  General facility description with map showing location of all buildings and structures.

C.  Facility hazardous material storage map showing the location of each proposed hazardous material storage area and access to such facilities. The map shall be updated annually by the occupant and submitted by January 1 each year.

D.         A floor plan showing the location of each hazardous material storage area, storage area access, and the location of emergency equipment.

5.4.2       The HMF shall include the following:

A.  Hazardous Materials Handling Report describing the safe handling of hazardous materials to prevent accidents.

B.  Separation of Hazardous Material Report outlining the methods to be utilized to insure separation and protection of hazardous materials from such factors that could cause fire, explosion, spills, etc.

C.  Inspection and Record Keeping Plan indicating the procedures for inspecting each storage facility. An authorized record of inspection shall be maintained by the Lessee.

D.  Employee Training Program to insure that employees know how to safely handle hazardous materials.

E.  Hazardous Materials Contingency Plan that clearly describes appropriate response procedures and measures in case of an accident.

F.  A floor plan identifying the location and quantity of each hazardous material, including the chemical name and quantity limit for each class.

5.4.3  Lessee shall pay inspection fees, based on the hourly inspection rate, for an environmental audit to be conducted by the appropriate governmental authority or Lessor at the termination of the lease and prior to reoccupation of the Building and/or premises if hazardous materials were in use on the leased Building and/or premises. The appropriate governmental authority shall perform or Lessee shall arrange for such an audit in a timely manner to prevent economic hardship to Lessor and shall certify that the premises are available for reoccupation, or shall specify cleanup measures that will render the premises safe for reoccupation. Lessee shall be responsible for any cleanup that may be required as a result of the audit.

5.4.4  Should Lessee fail to comply with any duty set forth in this Section 5.4, Lessor may, in addition to all other remedies now or hereafter provided by this Lease or by law, perform such duty or make good such default, and any amounts which Lessor shall advance pursuant thereto shall be repaid by Lessee to Lessor on demand. Lessee shall indemnify, defend, and bold Lessor harmless from all costs, attorney fees, expenses, claims and liability for damage to property and injury to persons as a result of or arising out of Lessee's use, generation, storage, release or disposal of any hazardous or toxic substance, material, or waste on the Project site.

6.  MAINTENANCE. REPAIRS AND ALTERATIONS

6.1  Lessor'sOblinations. Lessor shall cause to be maintained, in good order, condition and repair Ca) the roof and exterior walls, (b) common windows and doors of the Building (excluding the interior surface thereof), (c) heating, venting and air conditioning systems, (d) all encased plumbing and wiring, whether within or outside the Leased Premises (but excluding plumbing blockages attributable to any misuse of plumbing by tenant or its agents or employees), (e) any public and common areas in the Building, (f) all parking areas, driveways, sidewalks, private roads or streets and landscaping and (g) all other areas located within the Project other than areas occupied by other buildings (such non-building areas being herein referred to as "Common Areas").

6.2  Lossee's Obli2atians. Lessee shall during the term of this Lease keep in good order, condition and repair, the interior of the Premises (except as set forth above) and every part thereof, including, but not limited to, all interior windows and doors in and to the Premises and all exposed plumbing and electrical fixtures. Lessor shall incur no expense nor have any obligation of any kind whatsoever in connection with the maintenance of the interior of the Premises and, except as expressly provided in Section 12.3, below, Lessee waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of any failure to keep the interior of the Premises in good order, condition and repair. Notwithstanding the foregoing, Lessor shall be liable for maintenance or repairs which are caused by Lessor's negligence or willful misconduct.

6.3  Alterations and Additions.

6.3.1  Lessee shall not, without Lessor's prior written consent, which shall not be unreasonably withheld, make any alterations, improvements, additions or utility installations in, on or about the Premises unless such work is nonstructural and can be completed at a cost that does not exceed one-half (1/2) the monthly rental installment in effect at the time of the proposed alteration or addition. As used in this Paragraph 6.3, the term "utility installations" shall include bus ducting, power panels, fluorescent fixtures, space heaters, conduits and wiring. All utility installations made by Lessee shall conform to all applicable codes and governmental regulations. As a condition to giving any required consent, Lessor may require that Lessee agree to remove any such alterations, improvements, additions or utility installations at the expiration or sooner termination of the term, and to restore the Premises to their prior condition. Lessee shall keep the Premises free of all lien claims and shall defend, indemnify and hold harmless Lessor against all claims arising from mechanics' and materialmen's liens, including all costs, attorneys' fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon.

6.3.2  All alterations, improvements and additions to the Premises for which the approval of Lessor is required under Section 6.3.1, or which involve changes to the plumbing, electrical or HVAC systems, shall be performed by Lessor's contractor for the Project or other licensed contractor approved by Lessor, which shall not be unreasonably withheld. Lessee shall pay, when due, all claims for labor or materials furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein, and Lessor shall have the right to post notices of nonresponsibility in or on the Premises as provided by law.

6.3.3  Lessee shall provide Lessor with notice of any changes or alterations made to the Premises, whether or not such changes or alterations require the prior approval of Lessor, shall furnish Lessor with a copy of the plans, sketches or drawings, if any, made for the purpose of designing or constructing such changes or additions, and shall provide Lessor with "as-built' drawings for any such alterations requiring the prior approval of Lessor.

6.4  Surrender. On the last day of the term hereof, or on any sooner termination, Lessee shall surrender to lessor the Premises and, subject to the provisions of paragraph 6.3.1 hereof, all alterations, additions, and improvements thereto, in the same condition as when received or made, ordinary wear and tear excepted; provided, however, that Lessee's machinery, equipment and trade fixtures (including utility installations) which may be removed without irreparable or material damage to the Premises, shall remain the property of Lessee and be removed by Lessee. Lessee shall repair any damage to the Premises occasioned by the removal of Lessee's furnishings, machinery, equipment and trade fixtures, which repair shall include the patching and filling of holes and repair of structural damage.

6.5  Lessor's Rights. If Lessee fails to perform Lessee's obligations under this Article 6, Lessor may, at its option (but shall not be required to), and with a 5-day written notice to Lessee, perform such obligations on behalf of Lessee, and the cost thereof, together with interest thereon at the rate specified in Paragraph 12.2.1 hereof, shall immediately become due and payable as additional rent to Lessor.

7.  INSURANCE

Lessee, at its sole cost and expense, shall, commencing on the date Lessee is given access to the premises for any purpose, and during the entire term hereof, procure, pay for and keep in full force and effect:

7.1  Lessee's Liability Insurance. Comprehensive general liability insurance with respect to the Premises and the operations of or on behalf of Lessee in, on or about the Premises, but not limited to: personal injury, blanket contractual, owner s protective, broad form property damage liability coverage, host liquor liability and owned and non-owned automobile liability in an amount not less than $1,000,000 per occurrence, $2,000,000.00 general aggregate, per policy year. In addition, Lessee shall maintain for the Lease Term, such policies of product liability insurance as are readily available for Lessee's product lines at competitive, cost-effective rates and shall self-insure for those product lines for which such insurance is not available. Each policy of insurance maintained by Lessee shall contain (i) severability of interest, (ii) cross liability, and (iii) an endorsement stating in substance that "Such insurance as is afforded by this policy for the benefit of Lessor shall be primary as respects any liability or claims arising out of the occupancy of the Premises by Lessee, or out of Lessee's operations, and any insurance carried by Lessor shall be excess and non-contributory".

7.2  Lessee's Worker's Compensation Insurance. Worker's Compensation coverage as required by law, together with Employer Liability coverage.

7.3  Lessee's Fire and Extended Coverafe Insurance. Insurance against fire vandalism, malicious mischief and such other additional perils as now are or hereafter may be included in a standard "All Risks" coverage, insuring all improvements and betterments made to the Premises, Lessee's trade fixtures, furnishings, equipment, stock, loss of income or extra expense, and other items of personal property in an amount not less than 100% of replacement value. Such insurance shall contain (i) no coinsurance or contribution clauses, (ii) a Replacement Cost Endorsement, and (iii) deductible amounts acceptable to Lessor.

7.4  Policy Requirements.

7.4.1  All policies of insurance required to be carried by Lessee pursuant to these requirements shall be written by responsible insurance companies authorized to do business in the State of California. Any such insurance required by Lessee hereunder may be furnished by Lessee under any blanket policy carried by it or under a separate policy therefor. A true and exact copy of each paid up policy evidencing such insurance or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required and containing the provisions specified herein, shall be delivered to Lessor prior to the date Lessee is given the right to possession of the Premises, and upon renewals, not less than thirty (30) days prior to the expiration of such coverage. Lessor may, at any time, and from time to time, inspect and/or copy any and all insurance policies required hereunder. In no event shall the then limits of any policy be considered as limiting the liability of Lessee under this Lease.

7.4.2  Each policy evidencing insurance required to be carried by Lessee pursuant to these requirements shall contain, in form and substance satisfactory to Lessor: (i) a provision including Lessor and any other parties in interest designated by Lessor as an additional insured; (ii) a waiver by Lessee's insurers of any right to subrogation against Lessor, its agents, employees and representatives which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Lessor, its agents, employees or representatives; and (iii) a provision that the insurer will not cancel or materially change the coverage provided by such policy without first giving Lessor thirty (30) days prior written notice.

7.4.3  The amounts of insurance and extent of coverage set forth in this Article 7 can be subject to periodic review and adjustment, based either on the mutual agreement of Lessor and Lessee or, if Lessor and Lessee are unable to agree, on the determination of an insurance broker independent of either party.

7.5  Lessor'sRiahts. If Lessee fails to procure, maintain and/or pay for at the times and for the durations specified in this Lease, the insurance required hereunder, or fails to carry insurance required by any governmental requirement, Lessor may (but without obligation to do so), and with twenty-four (24) hours advance notice to Lessee, perform such obligations on behalf or Lessee, and the cost thereof, together with interest thereon at the rate specified in Paragraph 12.2.1 hereof shall immediately become due and payable as additional rent to Lessor.

7.6  Lessor's Insurance. Lessor shall be entitled to maintain during the term of this Lease such insurance against physical damage to the Building in an amount not less than one-hundred percent (100%) of replacement value of the Premises, and a policy of comprehensive excess liability insurance in a combined single limit of not more than $8,000,000.00 per occurrence and $8,000,000 general aggregate per policy year, and Fire and Extended Coverage Insurance. Lessor may, but shall not be obliged to, take out and carry any other form or forms of insurance as it or the mortgagees of Lessor may reasonably determine advisable, except that Lessor and Lessee agree that (a) Lessor shall not be obligated to obtain earthquake insurance for the Premises and (b) Lessee shall not be required to reimburse Lessor for premiums for (i) earthquake insurance or (ii) for any other insurance which exceeds in nature, scope or amount of coverage insurance that is consistent with normal commercial practices. Notwithstanding any contributions by Lessee to the cost of insurance premiums, with respect to the Building or any alterations of the Premises, as may be provided herein, Lessee acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Lessor.

7.7  Indemnification. To the fullest extent permitted by law, Lessee shall defend, indemnify and hold harmless Lessor from and against any and all claims arising from Lessee's use of the Premises of the conduct of its business or from any activity, work, or thing done, permitted of suffered by Lessee, its agents, contractors, employees or invitees in or about the Premises or elsewhere, and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed hereunder, or arising from any act, neglect, fault or omission of Lessee, or of its agents, employees, or invitees, and from and against all costs, attorney's fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon. In case any action or proceeding be brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall defend the same at Lessee's expense by counsel approved in writing by Lessor. Lessee, as a material part of the consideration to Lessor hereunder, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever except that which is caused by the failure of Lessor to observe any of the terms and conditions of this Lease or, except as expressly waived by Lessee in this Lease, a duty imposed on Lessor by law, and Lessee hereby waives all its claims in respect thereof against Lessor, but nothing herein shall be construed to release Lessor from liability for damages caused by its fault or neglect and Lessee shall not be obligated to defend, indemnify and hold harmless Lessor from and against any claims attributable to Lessor's negligence or willful misconduct.

7.8  Exemption of Lessor from Liability. Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for damage to the property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises, nor shall Lessor by liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from fire, explosion, falling plaster, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, and regardless or whether the cause of such damage or injury or the means of repairing the same in inaccessible. Lessor shall not be liable for incorporeal hereditament including interference or obstruction of light, air or view. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of the Building or the other portions of the Project or for nonperformance by such tenant of the Rules and Regulations affecting the Building which is beyond the reasonable ability of Lessor to control. Notwithstanding the foregoing Lessor shall be liable for damage or injury caused by Lessor's negligence or willful misconduct.

8.DAMAGE OR DESTRUCTION

8.1  Partial Damage. If the Premises, or so much of the Building as to cause the Premises to be uninhabitable, are damaged by any casualty required to be insured against by Lessor, and the damage (exclusive of any property or improvements installed by Lessee in the Premises) can be repaired within nine (9) months from the receipt by Lessor of proceeds from insurance policies applicable to said casualty, utilizing only such proceeds, without the payment of overtime, Lessor shall at Lessor's expense repair such damage (exclusive of any property of Lessee or improvements installed by Lessee in the Premises) as soon as practicable and this Lease shall continue in full force and effect. Notwithstanding the foregoing, Lessor shall not be required to undertake such repair if (a) the remaining term of the Lease is less than three (3) years or (b) Lessor, for the remainder of the Lease Term either (i) provides Lessee with comparable alternative space at a cost that does not exceed the cost previously paid by Lessee under the Lease or (ii) makes provision sufficient to assure the reimbursement to Lessee of the additional rent which Lessee will incur above its cost under the Lease for comparable alternative space. Lessor shall not be required to undertake repairs resulting from any casualty for which Lessor is not obligated to maintain insurance, as provided in the Lease, or which cannot be repaired within nine (9) months from the receipt of the insurance proceeds. In such event, either party shall be entitled to terminate this Lease by giving written notice of termination to the other party.

8.2  Damage Near End of Term. If the Premises, or so much of the Building as to cause the Premises to be uninhabitable, are damaged during the last nine (9) months of the term of this Lease or any renewal thereof, Lessor may, at Lessor's option, terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage; provided, however, that if the term of this Lease has been extended for any reason whatsoever, Lessor's right to terminate this Lease shall only apply during the last nine (9) months of the then current term of this Lease.

8.3  Abatement of Rent: Lessee's Remedies.

8.3.1  IfLessor is obligated or elects to repair the Premises as provided above, the rent payable for the period during which such repair continues shall be abated, in proportion to the degree to which Lessee's use of the Premises is impaired. Except for such abatement, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

8.3.2  If Lessor is obligated or elects to repair the Premises as provided above, but does not commence such repair within ninety (90) days after such obligation shall accrue, subject to an extension or up to another sixty (60) days for delays beyond the reasonable control of Lessor, Lessee may, at Lessee's option, terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement of such repair or restoration, in which event this Lease shall terminate as of the date of such destruction.

8.4  Insurance Proceeds Unon Termination. If this Lease is terminated pursuant to any right given Lessee or Lessor to do so under this Article 8, all insurance proceeds payable under Section 7.6 with respect to the damage giving rise to such right of termination shall be paid to Lessor and any encumbrance of the Premises, as their interest may appear.

8.5  Restoration. Lessor's obligation to restore shall not include the restoration or replacement of Lessee's furnishings, machinery, equipment, trade fixtures or other personal property or any improvements or alterations made by Lessee to the Premises.

9.  PERSONAL PROPERTY TAXES

Lessee shall pay prior to delinquency all Real Property Taxes and other taxes assessed against, levied upon or attributable to its furnishings, machinery, equipment, trade fixtures or other personal property contained in the Premises or elsewhere, and, if required, all improvements to the Premises in excess of Lessor's "building standard" improvements, provided, however1 that nothing contained herein shall require Lessor to insure the accuracy of any segregation of the same for purposes of Section 3.4.2 hereof. When practicable, Lessee shall cause said furnishings, machinery, equipment, trade fixtures and all other personal property to be assessed and billed separately from the real property of Lessor.

10.  UTILITIES

Lessee shall pay for all water, gas, heat, light, power, janitorial services and other utilities and serviQes supplied to the Premises, together with any taxes thereon. If any such services are not separately metered or charged to Lessee, Lessee shall pay a pro rata proportion, as part of operating expenses, based on leasable area, of all charges jointly metered or charged with other premises. Lessor shall not be liable in damages or otherwise unless due to Lessor's negligence for any failure or interruption of any utility services being furnished to the building and no such failure or interruption shall entitle Lessee to terminate this lease. In no event shall Lessor be liable for any such failure or interruption caused by the exercise of governmental authority, strikes, riots, acts of God, war, adverse weather conditions, fire, flood, or casualties or acts of third parties beyond Lessor's control The operation and control of utilities, air conditioning and any other energy system is subject to compliance with any government authority governing the regulation and use of energy systems within the commercial office or industrial building structure. Lessee shall not subject any of the mechanical, electrical, plumbing, sewer or other utility or service systems or equipment to exercise or use which causes damage to said systems or equipment. Any such damages to equipment caused by Lessee overloading such equipment shall be rectified by Lessee, or may, at Lessor's option, be rectified by Lessor, at Lessee's sole cost and expense.

11.  ASSIGNMENT AND SUBLETTING

11.1  Restrictions on Assifnment. Lessee shall not voluntarily or by operation of law sublet, assign, transfer, mortgage or otherwise encumber, or grant concessions, licenses or franchises with respect to all or any part of Lessee's interest in this Lease or the Premises without the prior written consent of Lessor, which shall not be unreasonably withheld. Notwithstanding the foregoing, Lessee, without Lessor's consent, may assign or sublet its interest in this Lease or the Premises to an affiliate or subsidiary of Lessee, subject to the provisions of Section 11.3 hereof.

11.2  Consents to Transfer of Lease. If Lessee desires at any time to assign this Lease or to sublet the Premises or any portion thereof in a transaction that is not exempt under Section 11.1, above, it shall first notify Lessor of its desire to do so and shall submit in writing to Lessor (i) the name of the proposed sublessee or assignee; (ii) the nature of the proposed sublessee or assignee; (iii) the nature of the proposed sublessee's or assignee's business to be carried on in the Premises~ (iv) the terms and provisions of the proposed sublease or assignment; (v) such reasonable financial information as Lessor may request concerning the proposed sublessee or assignee, including, but not limited to a balance sheet as of a date within ninety (90) days of the request for Lessor's consent, statements of income or profit and loss for the two-year period preceding the request for Lessor's consent and a written statement in reasonable details as to the business experience of the proposed sublessee or assignee during the five (5) years preceding the request for Lessor's consent; and (vi) the name and address of sublessee's or assignee's present or previous landlord. Lessor may, as a condition to granting such consent, require that the obligations of any assignee which is a subsidiary or affiliate of another corporation be guaranteed by the parent or controlling corporation. Any sublease, license, concession, franchise or other permission to use the Premises shall be expressly subject and subordinate to all applicable terms and conditions of this Lease. Any purported or attempted assignment, transfer, mortgage, encumbrance, subletting, license, concession, franchise or other permission to use the Premises contrary to the provisions of this paragraph shall be void and, at the option of Lessor, shall terminate this Lease.

11.3  Organizational Changes. If Lessee is a corporation, any transfer of its stock, or any dissolution, merger or consolidation, which results in a change in1the control of Lessee from the person or persons owning a majority of its voting stock immediately prior thereto, or the sale of other transfer of all or substantially all of the assets of Lessee, shall constitute an assignment of Lessee's interest in this Lease within the meaning of this Article 11 and the provisions requiring consent contained herein. Lessor may require as a condition to giving such consent that the new controlling person(s) execute a guaranty of this Lease. If Lessee is a corporation which, under then current guidelines published by the California Commissioner of Corporation, is not deemed to be a public corporation, the transfer assignment or hypothecatian of any interest in such corporation in the aggregate in excess of 25% (other than a transfer occurring by operation of law upon the death of the bolder of such interest) shall be deemed an assignment within the provisions of this Article.

11.4  Continuing Liability of Lessee. No subletting, assignment, license, concession, franchise or other permission to use the Premises shall relieve Lessee of its obligations to pay the rent or to perform all of the other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provisions of this Lease.

11.5  Options in Favor of Lessor. At any time within ten (10) days after Lessor's receipt of the information specified in Section 11.2 above, Lessor may be written notice to Lessee elect (a) to sublease the Premises or the portion thereof so proposed to be subleased by Lessee, or to take an assignment of Lessee's leasehold estate hereunder, upon the same terms as those offered to the proposed sublessee or assignee, as the case may be; or (b) to terminate this Lease as to the portion (including all) of the Premises so proposed to be subleased or assigned, with a proportionate abatement in the rent payable hereunder; or (c) disapprove such assignment or subletting. If Lessor does not act within the ten (10) days, such failure to act is deemed a disapproval of such request for assignment or subletting. Notwithstanding the foregoing, the provisions of this Section 11.4 shall not apply to any assignment of the Lease to an entity surviving any corporate reorganization of Lessee, provided that said entity has a net worth, as demonstrated by the provisions of such reasonable financial information as is set forth in Section l1.2(iv) hereof, of not less than twenty (20) times the annual rent in effect on the date of assignment.

11.6  Assumption by Assignee. Each assignee or transferee, other than Lessor, shall assume, all obligations of Lessee under this Lease and shall be and remain liable Jointly and severally with Lessee for the payment of the rent, and for the due performance of all the terms, covenants, conditions and agreements to be performed by Lessee hereunder; provided, however, that a transferee other than an assignee shall be liable to Lessor for rent only in the amount set forth in the assignment or transfer. No assignment shall be binding on Lessor unless such assignee or Lessee shall deliver to Lessor a counterpart of such assignment and an instrument in recordable form which contains a covenant of assumption by such assignee satisfactory in substance and form to Lessor, consistent with the requirements of this Section 11.5, but the failure or refusal of such assignee to execute such instrument of assumption shall not release or discharge such assignee from its liability as set forth above.

11.7  Lessor's Participation in Rental OveraRes. Consent by Lessor to any subletting or assignment shall be conditioned upon payment by Lessee to Lessor of one-half (1/2) of any Rental Overages (as hereafter defined) received, directly or indirectly, by Lessee on account of such assignment or subletting. Lessor's share of any such Rental Overages shall be paid to Lessor within ten (10) days after the receipt by Lessee of the consideration upon which such Rental Overages are based. Failure to pay Lessor its share of any Rental Overages, or any portion or installment thereof, shall be deemed to default under this lease, entitling Lessor to exercise all remedies available to it under law including, but not limited to, those specified in Article 12 of this lease. "Rental Overages' shall mean (a) in the case of a subletting, any net rental income (after deducting all broker fees and all other costs and expenses paid or incurred by Lessee in securing the sublease) paid or given, directly or indirectly, by the sublessee to Lessee pursuant to the sublease for the use of the Premises, or any portion thereof, over and above the rent and any additional rent, however denominated, in this Lease, payable by Lessee to Lessor for the use of the Premises (or portion thereof), prorating as appropriate the amount payable by Lessee to Lessor under this Lease if less than all of the Premises is sublet, and (b) in the case of an assignment or a sublease, any net payment (after deducting (i) all brokers fees and (ii) all other costs and expenses, but not to exceed the sum of $10,000.00, paid or incurred by Lessee in securing the sublease) paid or given, directly or indirectly, by the sublessee or assignee to Lessee solely in exchange for entering into the sublease or assignment, but shall not include (a) reimbursement for any security deposit, (b) reimbursement of any improvements, fixtures or furnishings installed in the Premises by Lessee, (c) any amounts paid for the business or assets of Lessee, other than the leasehold estate, or (d) any payment for personal property of Lessee, including payments made for goodwill, going concern value or similar intangible personal property. As used herein, consideration shall include consideration in any form, including but not limited to, money, property, discounts, services, credits or any other item or thing of value. Irrespective of the form of such consideration, Lessor shall be entitled to be paid in cash in an amount equivalent to the aggregate of the cash portion of the Rental Overages and the value of any non-cash portion of the Rental Overages. If any Rental Overages are to be paid or given in installments, Lessee shall pay each such installment at the time the same is received by Lessee.

11.8  Reimbursement of Costa and Fees. Lessee shall reimburse Lessor for Lessor's reasonable costs and attorneys' fees, in an amount not to exceed Two Thousand Dollars ($2,000.00), incurred in conjunction with the processing and documentation of any assignment, subletting, transfer, change of ownership or hypothecation of this Lease or Lessee's interest in the Premises.

12.  DEFAULTS:  REMEDIES

12.1  Default by Lessee. The occurrence of any one or more of the following events shall constitute a default of this Lease by Lessee:

12.1.1  The vacating or abandonment of the Premises by Lessee combined with the failure to pay rent;

12.1.2  The failure of Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Lessor to Lessee; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section

1161;

12.1.3 The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease (or the covenants, conditions and restrictions governing the Project) to be observed or performed by Lessee, other than described in Paragraph 12.1.2 hereof, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee, or for such lesser period as may be reasonable, taking in to account the matter complained of and the potential risk of damage or loss caused thereby (hereinafter the "cure period"); provided, however, than any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161; provided further, that if the nature of Lessee's default is such that more than the default period is reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commences such cure within the cure period and thereafter diligently prosecutes such cure to completion; or

12.1.4  The making by Lessee of any general assignment or general arrangement for the benefit of creditors; the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition for against Lessee, the same is dismissed within sixty [ 60] days); the appointment of a trustee or receiver to take possession of substantially all of the Lessee's assets located at the Premises, or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days.

12.2  Remedies for Default of Lessee. In the event of any such default, Lessor may at any time thereafter, upon notice and demand and without limiting Lessor in the exercise of any other right or remedy which Lessor may have by reason of such default or breach:

12.2.1  Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee:

A.  The worth at the time of award of the unpaid rent which has been earned at the time of termination;

B.  The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided;

C.  The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and

D.  Any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to; the cast of recovering possession of the Premises, expenses of releasing including necessary renovation and alteration of the Premises, reasonable attorneys' fees and any other reasonable cost. The "worth of the time of award" of the amounts referred to in subparagraphs (A) and (B) above shall be computed by allowing interest at five (5) percentage points above the discount rate of the Federal Reserve Bank of San Francisco at the time of the award. The worth at the time of award of the amount referred to in subparagraph (C) above shall be computed by discounting such amount at one (1) percentage point above such discount rate.

12.2.2  Suspend or discontinue the services specified in Article 10 above, or any thereof, during the continuance of any such default and any such suspension or discontinuance shall not be deemed or construed to be an eviction or ejection of Lessee.

12.2.3  Require Lessee to make payment of all rental obligations in cash or by certified cashiers check.

12.2.4  Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State of California, including, but no limited to, the remedy provided in California Civil Code Section 1951.4 to continue this Lease in effect.

12.3  Default by Lessor.

12.3.1  Lessor shall not be in material default of any of the obligations of Lessor under this Lease unless Lessor fails to perform such obligations within thirty (30) days after written notice thereof from Lessee to Lessor, or such lesser period as may be reasonable, taking in to account the matter complained of and the potential risk of damage or loss caused thereby (hereinafter, the "cure period"). If the nature of Lessar's default is such that it cannot be promptly cured, Lessor shall not be in material default if Lessor promptly commences such cure within such cure period and thereafter diligently prosecutes the same to completion. In the event of any such material default by Lessor, Lessee may pursue any remedy now or hereafter available to Lessee under the laws of judicial decisions of the State of California, except that Lessee shall not have the right to terminate this Lease except as expressly provided herein. Lessee waives except as herein provided, any Lessor obligations for tenantability of the Building or Premises.

12.3.2  Lessee shall have the right to deduct from the rent the expenses of any repairs to the Premises done by Lessee on Lessor's behalf, or expenditures made by Lessee to cure material defaults by Lessor, only under the following circumstances:

A.  Lessor shall have committed a material default in the performance of its obligations under this Lease

B.  Lessee provides Lessor not less than three (3) working days' prior written notice of Lessee's intention to make any expenditure that Lessee proposes to make for the purpose of curing such default.

C.  Lessor fails to reimburse Lessee within ten (10) days after Lessee makes written demand on Lessor for reimbursement of such expenditure.

If Lessor fails to reimburse an expenditure by Lessee within ten (10) days after receipt of Lessee's written demand, then upon request by either party the dispute shall be submitted to arbitration, the results of which shall be binding on the parties. Arbitration shall be conducted by a single arbitrator, who will be an attorney who has practiced law in the City of Santa Barbara for not less than ten (10) years and who has not previously provided legal services for either party. The arbitrator shall be designated by the mutual agreement of the Lessor and Lessee or, if they are unable to agree, by the President of the Santa Barbara County Bar Association upon the request of either party for such designation. Arbitration shall be conducted pursuant to the rules of the American Arbitration Association.

12.4  Late Charges. Lessee acknowledges that the late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after the same is due, Lessee shall pay to Lessor a late charge equal to five percent (5%) of such overdue amount, except that no late charge shall be assessed for the first delinquency in any calendar year that exceeds ten (10) days until the delinquency exceeds fifteen (15) days. Lessee acknowledges that such late charged represents a fair and reasonable estimate of the cost Lessor will incur by reason of a late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amounts, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

13.  CONDEMNATION OR RESTRICTION ON USE

13.1  Eminent Domain. If the whole of the Premises or so much thereof as to render the balance unusable by Lessee shall be taken under power of eminent domain this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. The balance of the Premises shall be deemed to be unusable if the taking constitutes an interference with Lessee's business such that Lessee's ability to conduct its business operations on the Premises in the same manner as they were conducted prior to the taking is substantially impaired. In any taking or condemnation, Lessee shall be entitled to receive the value, if any, of its leasehold interest; and any award made to Lessee for its relocation expenses, the taking of personal property and fixtures belonging to Lessee, the interruption of or damage to Lessee's business and/or for Lessee's unamortized cost of leasehold improvements. The unamortized portion of the Lessee's expenditures for improving the Premises shall be determined by multiplying such expenditures by a fraction, the numerator of which shall be the number of years of the term of this Lease which shall not have expired at the time of such appropriation or taking, and the denominator of which shall be the number of years of the term of this Lease which shall not have expired at the time of improving the Premises. Lessee's right to receive compensation or damages for its fixtures and personal property shall not be affected in any manner thereby.

13.2  Abatement of Rent. In the event of a partial taking which does not result in a termination of this Lease, rent shall be abated in proportion to that part of the Premises so made unusable by Lessee.

13.3  Temnorary Taking. No temporary taking of the Premises and/or of Lessee's rights therein or under this Lease shall terminate this Lease or give Lessee any right to any abatement of rent hereunder; and any award made to Lessee by reason of any such temporary taking shall belong entirely to Lessee and Lessor shall not be entitled to share therein. A temporary taking shall be defined as a taking which does not extend beyond a period of one (1) year in length.

13.4  Voluntary Sale as Takinu. A voluntary sale by Lessor to any public body or agency having the power or eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking under the power of eminent domain for the purpose of this Article 13.

14.  BROKERS

14.1  Lessor acknowledges its obligation to pay a single commission to the broker(s) specified in Item 9 of the Basic Lease Provisions, if any.

14.2  Lessor represents and warrants that it has not engaged any other brokers or finders, in connection with the origin, negotiation, execution or performance of this Lease and agrees to indemnify, defend and hold harmless Lessee from any claims for compensation asserted by any person claiming an entitlement thereto on account of services rendered for or at the request of Lessor.

14.3  Lessee represents and warrants that it has not engaged any other brokers or finders, in connection with the origin, negotiation, execution or performance of this Lease and agrees to indemnify, defend and hold harmless Lessor from any claims for compensation asserted by any person claiming an entitlement thereto on account of services rendered for or at the request of Lessee.

15.  LESSOR'S LIABILITY

15.1  The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title or a Lessee's interest in a ground lease of the Building. In the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers, the then grantor) shall be relieved from, and after the date of such transfers, of all liability for Lessor's obligations thereafter to be performed; provided, however, that any funds in the hands of Lessor or the then grantor at the time of such transfer in which Lessee has an interest shall be delivered to the grantee and provided that the grantee assumes in writing Lessor's obligations pursuant to this Lease. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns only during their respective periods of ownership.

15.2  The original Lessor hereunder is California limited partnership that expects to convey title to or to become a tenancy-in-common. Such limited partnership and the tenancy-in-common are referred to collectively herein as the "initial Lessor." In consideration of the benefits accruing hereunder, Lessee, its successors and assigns, agree that, in the event of any actual or alleged failure, breach or default hereunder by the initial Lessor:

15.2.1  The sole and exclusive remedy of Lessee shall be against the real property of which the leased premises are a part.

15.2.2  No judgment will be taken against any individual partner or tenant-in-common who is a member of the initial Lessor, except to the extent of such individual's interest in the real property of which the leased premises are a part.

15.2.3  Any judgment, inclusive of costs and attorneys fees, taken against any such partner or tenant-in-common which purports to extend beyond the interest of such partner or tenant-in-common in the real property of which the leased premises are a part may be vacated and set aside at any time nunc pro tuno.

15.2.4  No judgment lien and no writ of execution will ever be levied and no abstract of judgment shall be recorded against the assets of any such partner or tenant-in-common, as the case may be, other than the interest of such partner or tenant-in-common in the real property of which the leased premises are a part.

15.2.5  These covenants and agreements are enforceable by any partner or tenant-in-common who is one of the initial lessors under this Lease.

16.  PARKING

During the term of this Lease, Lessee shall have the right in common with other tenants of the Building (if any) and any adjacent buildings, to use the parking area available to tenants of the Building. Lessee's use of such parking facilities or that of its invitees shall be limited to one hundred forty-five (145) spaces, and shall be subject to such rules and regulations as may be established from time to time by Lessor for the effective use of such parking facilities. Such rules and regulations may include, but shall not be limited to: designation of specific areas for use by invitees of Lessee and Lessor; hours during which parking shall be available for use; parking attendants; a parking validation or other control system to prevent parking abuse; and such other matters affecting the parking operation to the end that said facilities shall be utilized to maximum efficiency and in the best interest of Lessor, Lessee and their respective invitees. Lessor may temporarily close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repair or alterations. Lessee's right to use any area for parking purposes shall be subject to restrictions or other limitations resulting from any laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and no such event shall in any way affect this Lease, abate rent, relieve Lessee of any liabilities or obligations under this Lease or give rise to any claim whatsoever against Lessor; specifically Lessee's right to use any area for parking purposes shall be subject to any preferential parking program for participants in any ridesharing program established by the Lessor. If Lessor reasonably determines that Lessee is regularly using in excess of the number of parking spaces specified in Item 10 of the Basic Lease Provisions, Lessor may, in addition to any other remedy, impose a reasonable charge for such excess usage, payable by Lessee upon demand. Notwithstanding the above, Lessee shall be entitled to a total of twenty-five (25) parking spaces to be separately identified (at Lessee's sole cost and expense) as being reserved for Lessee's exclusive use, ten (10) of which parking spaces shall be located proximate to the entrance to the Premises; Lessor shall have no duty or obligation to monitor the use of such spaces.

17.  GENERAL PROVISIONS

17.1  Estoggel Certificate.

17.1.1  Lessee shall at any time and from time to time upon not less than ten (10) days prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing Ci) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the Lessee's knowledge, uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

17.1.2  Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee that (i) this Lease is in full force and effect without modification except as may be represented by Lessor, (ii) there are no uncured defaults in Lessor's performance and (iii) not mare than one month's rent has been paid in advance.

17.1.3  IfLessor desires to finance or refinance the Premises, or any part thereof, lessee shall deliver to any lender designated by Lessor such public financial statements of Lessee as may be reasonably required by such lender.

17.2  Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

17.3  Time of Essence. Time is of the essence in the performance of all terms and conditions of this Lease in which time is an element.

17.4  Captions. Article and paragraph captions have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

17.5  Notices. Any notice required or permitted to be given hereunder shall be in writing and may be served personally or by regular mail, addressed to Lessor and Lessee respectively at the addresses set forth before their signatures in Item 11 of the Basic Lease provisions, or to such other or additional persons or at such other addresses as may from time to time be designated in writing by Lessor or Lessee by notice pursuant hereto.

17.6  Waivers. No waiver of any provisions hereof shall be deemed a waiver of any other provision hereof. Consent to or approval of any act by one of the parties hereto shall not be deemed to render unnecessary the obtaining of such party's consent to or approval of any subsequent act. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

17.7  Holding Over. If Lessee holds over after the expiration or earlier termination of the term hereof without the express written consent of Lessor, Lessee shall become a tenant at sufferance only at a rate one hundred twenty-five percent (125%) of the rent for the space in effect upon the date of such expiration or earlier termination (subject to adjustment as provided in Article 3 hereof and prorated on a daily basis), and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Lessor of rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal. The foregoing provisions of this Paragraph are in addition to and do not affect Lessor's right of re-entry or any other rights of lessor hereunder or as otherwise provided by law.

17.8  Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

17.9  Inurement. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Article 15 hereof, the terms and conditions contained in this Lease shall bind the parties, their personal representatives, successors and assigns.

17.10  Choice of Lay. This lease shall be governed by the laws of the State of California.

17.11  Subordination. This Lease shall, at Lessar's option, be either superior or subordinate to mortgages or deeds of trust on the Premises, whether now existing or hereinafter created. Lessee shall, upon written demand by Lessor, execute such instruments as may be required from time to time to subordinate the rights and interest of Lessee under this Lease to the lien of any mortgage or deed of trust on the Building. Notwithstanding any such subordination, so long as Lessee is not in default hereunder, this Lease shall not be terminated or Lessee's quiet enjoyment of the Premises disturbed in the event such mortgage or deed of trust is foreclosed. In the event of such foreclosure, Lessee shall thereupon become a Lessee of, and attorn to, the successor-in-interest to Lessor on the same terms and conditions as are contained in this Lease.

17.12  Attorneys' Fees. If either party hereto brings an action to enforce the terms hereof or declare the rights of the parties hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to recover from the other party the reasonable costs and attorneys' fees incurred in connection with such action. For purposes of this provision, in any action or proceeding instituted by Lessor based upon any default or alleged default by Lessee hereunder, Lessor shall be deemed the prevailing party if (i) judgment is entered in favor of Lessor or (ii) prior to trial or judgment Lessee shall pay all or any portion of the rent and charges claimed by Lessor, eliminate the condition(s), cease the act(s) or otherwise cure the omission(s) claimed by Lessor to constitute a default by Lessee hereunder. Any expenses incurred in collecting sums due, whether action is brought or not, and any attorneys' fees incurred in collecting payment will be charged to Lessee.

17.13  Lessor's Access. Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lessees, or lenders, and making such alterations, repairs, improvements or additions to the Premises or to the Building as Lessor may deem necessary or desirable. Lessor may at any time place on or about the Building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred eighty (180) days of the term hereof place on or about the Building any ordinary "For Sale", "For Lease" or similar signs, all without rebate of rent or liability to Lessee.

17.14  Corporate Authority. If Lessee is a corporation, Lessee shall, at Lessor's request, require that each individual executing this Lease on behalf of said corporation represent and warrant that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-Laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. Lessee shall also, at Lessor's request, within thirty (30) days after execution of this Lease, deliver to Lessor a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

17.15  Surrender or Cancellation. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall terminate all or any existing subleases, unless Lessor elects to treat such surrender or cancellation as an assignment to Lessor of any or all of such subleases.

17,16  Entire A9reement.

17.16.1  This Lease, the Exhibits hereto which by this reference are incorporated herein as though set forth in full herein, covers in full each and every agreement of every kind or nature whatsoever between the parties hereto concerning the Premises and the Building, and all preliminary negotiations and agreements of whatsoever kind or nature are merged herein. Lessor has made no representations or promises whatsoever with respect to the Premises or the Building, or the design configuration of the Project, except those contained herein, and no other person, form or corporation has at any time had any authority from Lessor to make any representations or promises on behalf of Lessor. If any such representations or promises have been made by others, Lessee hereby waives all right to rely thereon. No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statute, law or custom to the contrary notwithstanding.

17.16.2  Except as otherwise provided herein, nothing expressed or implied herein is intended or shall be construed to confer upon or grant any person any rights or remedies under or by reason of any term or condition contained in this Lease.

17.17  Signs. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed to or near any part of the outside or inside of the Building without the written consent of Lessor first had and obtained and without full compliance with all governmental requirements and with the Project Signage Plan. Lessor shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Lessee. All approved signs shall be installed at Lessee's sole cost and expense. Lessee further agrees to maintain any such approved signs, as may be approved by Lessor, in good condition and repair at all times. Lessee shall not place any sign on a vehicle or movable or non-movable object in or on street adjacent to the Project. Lessor further agrees that:

17.17.1  Signs approved by Lessor for future tenants of the project shall not be superior in size, placement or quality to those signs approved by Lessor for Lessee.

17.17.2  Lessee shall have exclusive signage rights on the facade of the Building facing Hollister Avenue, except that Lessor may install a smaller additional sign of a lesser nature on the lower portion of the facade of the building facing Hollister Avenue provided that (a) such smaller additional sign satisfies all applicable codes and ordinances and (b) does not jeopardize the right of Lessee to have its name prominently displayed on the facade of the building facing Hollister Avenue.

17.17.3  The name "Mentor Corporation" shall be displayed alone in the upper-most position on all monument signs for the Building in lettering no smaller than that employed to identify any other tenants of the Building.

17.18  Interest on Past Due Obli2ations. Any amount due from Lessee to Lessor hereunder which is not paid when due shall bear interest at five (5) percentage points above the discount rate of the Federal Reserve Bank of San Francisco at the time of the award or the maximum allowable under the law, whichever is greater, from the date due until paid, but the payment of such interest shall not excuse or cure any default by Lessee. Interest will accrue from and after the date on which a late charge payment first becomes payable or, if there is no late charge payment, from and after ten (10) working days from and after the date on which the payment first becomes due.

17.19  Gender; Number. Whenever the context of this Lease requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural.

17.20  Recording of Lease. Lessee shall not record this Lease without the express written consent of Lessor. If such permission is granted, at the expiration or sooner termination of this Lease, Lessee shall execute, acknowledge and deliver to Lessor, within ten (10) days after written demand from Lessor, any quit-claim deed or other document reasonably required by any reputable title company to remove the cloud of this Lease from the title of the real property subject to the Lease.

17.21  Waiver of Subrogation. Lessee and Lessor each hereby release and waive any and all rights of recovery against the other, or against the officers, employees, and agents and representatives of the other, for loss of or any damage to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any valid and collectible insurance policy in force at the time of such loss or damages. Lessee shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

17.22  Confidentiality of Lease. Lessee acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Lessor. Disclosure of the terms hereof could adversely affect the ability of Lessor to negotiate other leases with respect to the Building and impair Lessor's relationship with other tenants of the Building. Lessee agrees that it, its partners, officers, directors, employees and attorneys, shall not disclose the terms and conditions of this Lease to any other person known by Lessee to be a tenant or prospective tenant of the Building or Premises without the prior written consent of Lessor. It is understood and agreed that damages would be an inadequate remedy for the breach of this provision by Lessee, and Lessor shall have the right to specific performance of this provision and to injunctive relief to prevent its breach or continued breach.

17.23  Quiet Enjoyment. Provided Lessee has performed all of the terms, covenants, agreements and conditions of this Lease, including the payment of rent and all other sums due hereunder1 Lessee shall peaceably and quietly hold and enjoy the Premises for the term hereof, but subject to the provisions and conditions of this Lease against Lessor and all persons claiming by, through or under Lessor. Lessee's right to use the Premises and the Common Area as herein provided shall be subject to restrictions or other limitations or prohibitions resulting from any laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and no such event shall in any way affect this Lease, abate rent, relieve Lessee of any liabilities or obligations under this Lease or give rise to any claim whatsoever against Lessor.

17.24  Window Coverage. Lessor shall select a standard miniblind type and color for all windows to be covered by Lessee. No window covering, including but not limited to coatings or draperies, shall be used by Lessor without Lessor's written approval.

17.25  Materials Storage Restrictions. Lessee agrees to conduct its business so as not to violate or exceed the design standards of the fire protection system or any insurance policies maintained by Lessor pursuant to Article 7.

17.26  NoAgencv. Neither party is the agent or partner of the other, and the legal relationship between the parties hereto shall be governed solely by the terms of this lease when duly executed by both parties with respect to the transactions contemplated hereby.

17.27  ForceMajeure. Notwithstanding any of the items set forth above, Lessor shall bear no liability, of whatever kind, to Lessee if, despite Lessor's exercise of due diligence, Lessor's carrying out of its obligations as defined herein is prevented or delayed by legal action nor by the exercise of governmental authority, whether Federal, State, County, or other or by force majeure, strikes, riots, acts of God, war, adverse weather conditions, fire, unavoidable casualties, or acts of third parties beyond Lessor's control.

17.28  Building Name. Lessor agrees that the Building within which the Premises are located will not be "Hollister Corporate Center" or any other name containing the word "Hollister."

17.29  Assignment by Lessor. Lessor shall be entitled to assign this Lease (or an interest therein) to any person who acquires title to (or an undivided interest in) the fee ownership of the Property provided that such assignee assumes and agrees in writing to be bound by the obligations of the Lessor named in this Lease from and after the effective date of such assignment. Lessor and its assignee shall give written notice of any such assignment, together with a copy of the assignment and assumption agreement, to Lessee promptly after the assignment has occurred.

EXHIBIT B

RULES AND REGULATIONS

THESE RULES AND REGULATIONS constitute an integral part of the Lease to which they are attached. Any conflict between these rules and regulations and the provisions of such Lease shall be resolved in favor of the provisions of the Lease.

1.  No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Building without the written consent of Lessor first had and obtained and Lessor shall have the right to remove any such sign, placard, picture, advertisement, name or notice to and at the expense of Lessee.

1.1  All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Lessee by a person approved of by the Lessor.

1.2  Lessee shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

2.  The directory or name identification of the Building, if any, will be provided exclusively for the display of the names and location of Lessee and other Lessees in the Building, and Lessor reserves the right to exclude any other names therefrom.

3.  All sidewalks, halls, passages, exits, entrances of the Building, if any, shall not be obstructed by any Lessee or used by him for any purpose other than for ingress to and egress from his respective Premises. The halls, passages, exits, entrances elevators, stairways, balconies and roof are not for the use of the general public and the Lessor shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Lessor shall be prejudicial to the safety, character, reputation and interests of the Building and its Lessees, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Lessee normally deals in the ordinary course of Lessee's business unless such persons are engaged in illegal activities. No Lessee and no employee or invitee of any Lessee shall go upon the roof of the Building without the prior consent of Lessor. For purposes of Lessee's obligations, if any, of repair and maintenance of the heating, ventilating and air conditioning systems of the Premises, Lessee shall use a maintenance firm selected or designated by Lessor unless Lessee demonstrates by written evidence reasonably satisfactory to Lessor that the rates quoted by such firm for such work are not competitive with rates quoted by one or more other firms which Lessee proposes to use.

4.  Lessee may install new or additional locks or any bolts on any door of the premises; however, Lessee shall provide Lessor with access to the premises in the event of an emergency access requirement upon one hour notice.

5.  Lessee shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof.

6.  Lessee shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Lessor or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other Lessees or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises of the Building.

7.  Any cooking shall be limited to the use of microwave ovens and coffee makers of the type customarily used in professional office buildings for the preparation of food items, tea, hot chocolate and similar items by Lessee for its employees and business visitors. Nor shall the Premises be used for washing clothes, for lodging, or for any improper, objectionable or immoral purposes.

8.  Other than stored in a proper manner allowed for by governmental ordinances and in a manner consistent with Article 5.4 of this Lease, Lessee shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Lessor, excepting the use of individual, UL-approved electric space heaters. Any permitted corrosive, flammable or other special wastes shall be handled for disposal as directed by Lessor.

9.  Each Lessee, upon the termination of his tenancy, shall deliver to the Lessor the keys of offices, rooms and toilet rooms, if any, which shall have been furnished the Lessee or which the Lessee shall have had made, and in the event of loss of any keys so furnished, shall pay the Lessortherefor.

10.  No Lessee shall lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by the Lessor. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the Lessee by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

11.  Lessee shall see that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Lessee or Lessee's employees leave the Building, and that all electricity shall likewise by carefully shut off, so as to prevent waste or damage, and for any default or carelessness Lessee shall make good all injuries sustained by other tenants or occupants of the Building or Lessor.

12.  Lessor reserves the right to exclude or expel from the Building any person who, in the judgment of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Building.

13.  Requirements of Lessee as to any matters within Lessor's obligations pursuant to its Lease will be attended to only upon application at the Lessee's address for notices. Employees of Lessor shall not perform any work or do anything outside of their regular duties unless under special instructions from the Lessor, and no employee will admit any person (Lessee or otherwise) to any office without specific instructions from the Lessor.

14.  Lessor shall have the right, exercisable without notice and without liability to Lessee, to change the name and Street address of the Building of which the Premises are a part.

15.  Lessee shall not disturb, solicit or canvass any occupant of the Building and shall cooperate to prevent same.

16.  Without the written consent of Lessor, Lessee shall not use the name of the Building and shall cooperate to prevent same.

17.  Lessee's use of the common areas shall be limited to access and parking purposes and under no circumstances shall Lessee be permitted to store any goods or equipment, conduct any operations, or construct or place any improvements, barriers or obstructions in the common areas, or otherwise adversely affect the appearance thereof.

18.  Canvassing, soliciting and peddling in the Building are prohibited and Lessee shall cooperate to prevent the same.

19.  Lessee shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of its premises.

20.  Lessor reserves the right to make such other and further nondiscriminatory Rules and Regulations as in its reasonable judgment may be necessary for the safety, care and cleanliness of the Premises and the Building and for the preservation of good order therein. Lessee agrees to abide by all such Rules and Regulations which are adopted.

EXHIBIT C

LIST 0F COMPETITORS AND PRODUCT LINE DESCRIPTION

LIST OF COMPETITORS

1.  Pudenz Schulte Medical

2.  Helix Medical

3.  InHealth Technologies

4.  Circon Carp.

5.  Unimed Corp.

6.  Inamed Corp. and Subsidiaries, and other corporations of which Donald Mcohan is a principal.

This list shall be deemed to include any company which acquires a substantial portion of or merges with any of the companies identified above.

LIST OF PRODUCTS

1.  Plastic and reconstructive surgical implants.

2.  Dermal gel fillers.

3.  Urological implants, including penile implants.

4.  Endourologicalstents and drains.

5.  External and intermittent catheters for urinary incontinence.

6.  Silicone dispersion or material for use in above products.

EXHIBIT_D

PREPARATION OP LEASED PREMISES

THIS EXHIBIT constitutes an integral part of the lease between BERMANT DEVELOPMENT COMPANY, a sole proprietorship (the "Lessor"), and the Lessee identified below for space in the office building being constructed by Lessor at Hollister Avenue in Goleta,California, commonly known as the Santa Barbara Corporate Center.

Name of Lessee:  Mentor corporation

Lessee's Tradename:  N/A/

1.  DESCRIPTION OF LESSOR'S WORK

1.1          General Provisions. Lessor agrees to construct and complete at its own cost and expense the finished building shell in which the leased premises shall be located in accordance with the plans and specifications therefor referred to in Section 1.1.1, below, prepared by Lessor's architect and approved by applicable regulatory agencies.

1.1.1    Lessor has previously furnished to Lessee and Lessee has approved (a) external elevations, (b) site drawings, (c) structural drawings and (d) core designs for the building shell to be constructed by Lessor. Lessor shall not make any changes to the plans and specifications for the building shell that materially affect (1) the design and use of Lessee's space, (2) Lessee's occupancy costs and/or (3) the costs of Lessee's Tenant Improvements without the prior written consent of Lessee.

1.1.2        Lessor shall consult with Lessee with respect to the finish of common areas and restrooms on the floor to be occupied by Lessee to assure consistency and compatibility with Lessee's Tenant Improvements, and Lessee shall be entitled to upgrade such areas at Lessee's expense provided that Lessor approves such changes, which change shall not be unreasonably withheld if the proposed upgrades are consistent with Lessor's building plan.

1.1.3  The building shell shall include all of the improvements described in this Section 1 or otherwise called for by the plans and specifications approved by Lessee, but no other improvements unless expressly noted to the contrary in a written agreement signed by Lessor and Lessee.

1.1.4  Lessee shall have the right to inspect the project at any time during the development and construction process. Lessee shall provide proof of adequate insurance coverage and indemnify Lessor against any claims resulting from such inspection activities.

1.2  Building Shell. The building shell shall be constructed in accordance with the following criteria:

1.2.1  Foundation. 6" concrete slab on grade with #3 reinforcing at 24" on center.

1.2.2  Frame. Shall be of steel and concrete construction designed in accordance with governing building codes.

1.2.3  Shear Walls. Shall be concrete

1.2.4  Exterior Walls. (non-shear) Shall be of lath and plaster over metal stud, and glass.

1.2.5  Floor Construction. Ground floor to be concrete slab on grade. Second floor to be a steel beam grid/wood truss joist system with 3/4" plywood and 3/4" "Gypcrete 2000" fill, 24' column spacing.

1.2.6  Roof. Shall be a panelized wood roof system with glulam beams and

5/8" plywood, insulated, with 4-ply built-up roofing and an air conditioning screen.

1.2.7  Fire Sprinkler System. Shall be provided for all common areas and with sprinkler heads installed above Lessee's future ceiling. Future dropping of heads below Lessee's finished ceiling shall be Lessee's responsibility.

1.2.8  Site Work. Shall be in substantial conformity with the present County-approved permit set of drawings, with the exception that (a) parking lot screen walls in front of the building will be replaced with landscape mounding and screening approved by the County, (b) loading and lunch areas in the rear of the building will be eliminated and redesigned, respectively, and (c) Lessor may elect not to construct the road shown on Exhibit A as adjoining the western portion of the property.

1.2.9  Landscaping. To be consistent with County-approved plans, but upgraded to the extent permitted by the County, including the use of 48" trees in lieu of 24" trees and the use of some 60" box trees if possible.

1.3  Interior

1.3.1  Core Area. Shall be provided with standard multi-tenant completely finished lobbies, corridors, elevator, monumental main stairway, and men's and women's restrooms on both floors.

1.3.2  Main lobby. Floors to be finished with marble, granite or paver tile border with upgraded carper field with pad. Wall covering throughout. Ceiling to be drywall and/or 12"x12" concealed spline acoustic tile. Monumental main stairway to be as wide as the core design permits, but not less than 6' wide, finished carpet over pad, with oak handrails and trim. Lighting to be incandescent down-lighting and/or special lens fluorescent fixtures.

1.3.3  Corridors. Floors to be carpet over pad with carpet base, Wall covering throughout.Ceilings to be finished with 2'x2' acoustical tiles.Lighting to be provided by special lens fluorescent fixtures.

1.3.4  Restrooms. Men's restrooms to be furnished with 3 water closets and 2 urinals, 3 sinks/basins and 1 shower stall. Women's restrooms to be furnished with 5 water closets, 3 sinks/basins and 1 shower stall. All plumbing fixtures to be equipped with water conservation devices. All floors to be ceramic tile, and walls to be wainscot height ceramic tile. Ceiling to be drywall, with lighting provided by special lens fluorescent fixtures.

1.3.5  Fire Exits. Stairs & Corridors. In addition to the monument stairway, Lessor shall furnish one fire corridor, stairway and exit. Additional fire exits, stairs and/or corridors necessitated by Lessee's Tenant Improvements to be installed and paid for by Lessee.

1.4  Utilities

1.4.1  HVAC. Lessor to supply HVAC with vibration isolators, noise dampeners and seismic restraints, where appropriate, to all common areas. Lessee to supply HVAC to leased premises by individual package units to be supplied by Lessee and to be located throughout the roof behind an AC screen enclosure, at locations and with cut-outs to be established by the mutual agreement of Lessor and Lessee prior to the construction of the roof of the building.

1.4.2  Water. Sever & Gas. Service as required for building shell, stubbed to Lessee's space, with common meters. Hookups and interior distribution shall be Lessee's responsibility.

1.4.3  Electric Service. Lessor to install sufficient electrical service to provide 200 amp service to Lessee's space, and shall provide electrical service to common areas with separate meter. Individual meters, panels, and distribution to tenant space shall be Lessee's responsibility.

2.  TENANT IMPROVEMENTS

2.1  Designs and Scecificationa. As soon as practicable after the execution of this Lease, and in no event more than four (4) months after the date on which Lessor acquires title to the Property comprising the project site:

2.1.1  DesignConceyts. Lessee will cause its architect or its interior designer to prepare preliminary designs for Lessee's Tenant Improvements and will submit such designs to Lessor for its approval, which shall not be unreasonably withheld. The preliminary design shall allow for HVAC duct shaft penetration at locations necessary to serve future first floor tenants.

2.1.2  Improvement Plans. Once Lessee's preliminary design concepts have been approved by Lessor, Lessee shall cause its architect to prepare and submit to Lessor (a) plans and drawings conforming to and implementing the design concepts previously agreed to by the parties, (b) a schedule of finishes, (c) a schedule of fixtures and equipment for the Improvements and (d) an estimated budget of the costs of completing the proposed Tenant Improvements (the "Improvement Flans").

A.  The Improvement Plans shall provide for the completion and delivery of finished space, including the installation of carpets, levolors, wall coverings, telephone, lighting and utility installations and the like.

B.  Lessor shall promptly review the proposed Improvement Plans and shall advise Lessee in writing of any requested changes or additions to or deletions from the proposed Improvement Plans and the reason for the proposed change.

2.2  Ancrovals: Chanues. The failure of Lessor to give written notice of its objections to any designs, drawings or Improvement Plans submitted by Lessee within fifteen (15) days after receipt thereof, setting forth (a) the matters objected to, (b) the basis therefor, and (c) any proposed alternatives, shall constitute approval in the form in which submitted.

2.2.1  After the Improvement Plans have been approved by both Lessor and Lessee, a copy of them shall be initialed and dated by both parties and shall be incorporated into this Exhibit by reference.

2.2.2  Neither party shall make any changes to the approved Improvement Plans without the prior consent of other. Any changes, modifications or alterations proposed by Lessor or Lessee after Lessor's approval of the Improvement Plans shall be submitted to the other party for review and approval in the manner provided by this Section 2.2.

2.2.3  The Target Commencement Date may be extended to reflect the effects of any changes that cause a delay in the construction of Lessee's Tenant Improvements, or any other delays caused by Lessee or Lessee's agents, on the ability of Lessee to occupy the Premises, but there shall be no abatement of Lessee's rent as a result of any such delay. Failure by Lessee to accomplish, complete and approve plans and specifications for Lessee's improvements in a timely fashion shall be a material breach of this Lease and, at Lessor's option, this Lease may be cancelled or the monthly rent shall begin on the date indicated in Item 7 of the Basic Lease Provisions. Under no circumstances shall Lessor be charged with any delay whatsoever as a result of nonstandard improvement work.

2.3  Building Standards for Tenant Improvements. Lessees Tenant Improvements shall conform to at least the following minimum building standards established by

Lessor:

2.3.1          Doors. Solid core, 8'-O" high, plain sliced red oak, with building standard stain finish.

2.3.2        7a~u. Western Integrated black anodized aluminum.

2.3.3        Hardware. Schlage "Olympiad", lever-style, polished chrome finish.

                              2.3.4                       9g~pfl. Cut Pile:     Hollytex "Eastgate:, 32 oz.
                                                                        Loop Pile:     Hollytex "Ridgecrest", 26 oz.

2.3.5          lain. Burke 4" rubber base, commercial grade, color as selected.

2.3.6        Vinyl Tile. Armstrong "Standard Excelon", 12"x12, 1/8" ga.

2.3.7        Window Covering. Del-Mar "Novel", 1" mini-blinds.

2.3.8        Ceiling. Celotex "Baroque", 9'-O" finish height, 2'x2' tegular lay-in panels, with white grid.

2.3.9        Li~htin~ Fixtures. Prudential #2323, 2'x4', 3-lap fluorescent fixture, with K-12 prismatic lens.

2.3.10      Walls. Light textured finish, flat paint finish with stock colors.

2.3.11      HVAC.Vibration isolators, sound dampeners and seismic restraints, as appropriate, on all mechanical equipment to be situated on the roof of the building.

2.4                     Costs of Tenant Imorovements. Once the Improvement Plans have been approved by Lessor and Lessee, Lessor shall obtain a not-to-exceed bid from its general contractor for the costs of installing and completing the Tenant Improvements. Such bid shall be subject to review and approval by Lessee, which approval shall not be unreasonably withheld. Lessor agrees that, if Lessee obtains a not-to-exceed bid from a reputable general contractor within ten (10) working days after Lessee's receipt of the bid by Lessor's contractor that is more than five percent (5%) less than the bid of Lessor's contractor, then Lessor shall either (a) employ the alternate contractor proposed by Lessee for the installation of Lessee's Tenant Improvements or (b) agree to pay (in addition to the improvement allowance provided by Section 2.3.1, below) so much of the costs and expense of such improvements as exceeds the bid of the contractor proposed by Lessee.

2.4.1        Iinnrovements Allowance. Lessor shall provide an allowance of

$25.00 per square foot, exclusive of the finished core area, for a total allowance of $832,125, toward the cost of Lessee's Tenant Improvements (the "Tenant Improvement Allowance'). Payment of the Tenant Improvement Allowance shall be made by Lessor to its contractors and subcontractors in accordance with Lessor's established payment practices under its construction contract with its general contractor. So much of the Tenant Improvements as are funded with Lessor's Tenant Improvement Allowance shall at once become a part of the leased premises and shall constitute property owned by the Lessor.

2.4.2          Tenant Imvrovement Cost. "TI Cost" means the sum of all contract costs for completion of Lessee's Tenant Improvements, including the cost of design services payable to any architect, engineer and any other consultant reasonably necessary to complete such Improvements.

2.4.3          Additional TI Costs. The cost of all Tenant Improvements in excess of the allowance provided for hereunder ("Additional TI Costs") shall be borne by Lessee and, subject to the provisions of Section 2.4.4, below, shall be deposited by Lessee with Lessor, or secured by an irrevocable and unconditional letter of credit in favor of Lessor or its lender, prior to the start of construction of the Tenant Improvements. The failure of Lessee to make such deposit shall be a material breach of this Lease and, at Lessor's option, this Lease may be cancelled. Lessee shall be deemed the owner during the term of this Lease of any improvements, the construction of which is funded by Lessee as provided herein, but the ownership of such Improvements shall revert to Lessor upon the expiration of this Lease. Should the cost of the Tenant Improvements be less than the allowance provided for herein, any savings shall inure to the benefit of Lessor.

2.5                     Construction of Improvements. Subject to the provisions of Section 2.4, above, all of Lessee's improvement work shall be accomplished by parties acceptable both to Lessor and to Lessee, and then only upon such conditions as Lessor may impose. Lessor shall perform all work depicted on the Improvement Plans for the Tenant Improvements; all work not so depicted shall be performed by Lessee.

2.5.1          Changes Durinu Construction. Lessee shall pay the cost of any work covered by change orders that Lessee requests after execution of the construction contract. All such changes shall require the prior approval of Lessor, which shall not be unreasonably withheld, and shall be effected only by written change order setting forth the nature of the change and the estimated cost thereof and the amount of any additional time, if any, required therefor. Lessee shall deposit the estimated costs of any such change with Lessor at the time such change is made and Lessor shall not be required to proceed prior to the receipt of such deposit.

3.                                                                                                                                                   LESSOR'S WARRANTIES

3.1         BuhldinQ & Tenant Improvements. Lessor warrants that (a) Lessor's work hereunder shall be of good quality and shall performed in a good and workmanlike manner, consistent with and comparable to standards of practice for similar professional office and light industrial buildings in Santa Barbara; (b) the Building and any Tenant Improvements installed by Lessor in the Premises (i) will be constructed in accordance with the final plans and specifications therefor, and (ii) upon completion will comply with all applicable statutes, ordinances1 rules, regulations, orders and requirements of Governmental authorities in effect as of the commencement of the lease term; and (c) the Building and any Tenant Improvements constructed for Lessee by Lessor or its contractor shall be free of defects in workmanship or materials for a period of one Cl) year from the Commencement Date of the lease.

3.2         Subcontractor Warranties. Lessor shall obtain such contractor's warranties against defects in materials and workmanship with respect to the structural components of the Building and the Tenant Improvements, including the roof and exterior walls, and all system components included therein, as are customarily available, but in no event for a period of less than one (1) year from the date on which a notice of completion is recorded by Lessor or its general contractor.

4.              ANTICIPATED COMPLETION DATE

The estimated completion date for the Building and the Tenant Improvements to be installed by Lessor for Lessee is the 1st day of June, 1991.

5.              POSSESSION OF PREMISES

5.1         Notice of Anticinated Completion. Lessor shall give Lessee at least ten (10) days' prior notice of the expected date for substantial completion of the building shell and the installation of Lessee's Tenant Improvements. After Lessor notifies Lessee of the anticipated date of substantial completion, Lessee shall have the right to enter the premises to commence equipping and fixturing the premises provided that Lessee exercises reasonable care so as not to impair or interfere with any ongoing construction activities of Lessor's contractor. Upon Lessee's entry as provided in this Section all the provisions of the Lease shall be in full force and effect except those provisions relating to the payment of rent, Operating Costs and other amounts becoming due on and after the Commencement Date. Lessee shall indemnify and hold Lessor free and harmless from any liability, damage, cost or expense resulting from injuries to person or property attributable to the fixturing activities of Lessee as provided herein.

5.2         Commencement Date. Tender of possession of the Premises by Lessor to Lessee may not take place prior to the time the Building and the Premises have been completed, and the term of the Lease shall not commence until the date on which both of the following conditions have occurred: (a) the Lessor's architect has issued a certificate of substantial completion for the Building and of Lessee's Tenant Improvements; and (b) the County of Santa Barbara has approved and signed the final inspection card for the Premises.

5.2.1  Lessee shall take possession of no less than fifty percent (50%) of the Premises no later than June 1, 1991, or the date on which the conditions specified in Section 5.2, above, have both occurred, whichever occurs later. Lessee shall take possession of the remaining percentage of the Premises no later than ninety (90) days thereafter. The date on which Tenant is required by this Section 5.2.1 to first take possession of a portion of the Premises shall constitute the Commencement Date of this Lease.

5.2.2  Except as provided in Section 2.3.3, above, Lessee shall not be liable for the payment of rent or for Operating Expenses under the Lease for any period prior to the Commencement Date, notwithstanding that Lessee has previously entered the Premises pursuant to Section 5.1, above, in order to commence its furnishing and fixturing activities.

6.  INSPECTION & ACCEPTANCE OP PREMISES

6.1  Deficiency List. Within fifteen (15) working days after Lessor has taken possession of any portion of the Premises as provided in Section 5.2.1, above), Lessee shall deliver to Lessor a deficiency list of items that Lessee believes that Lessor should complete or correct in order for the Building Shell and any Tenant Improvements installed by Lessor to comply with the Improvement Plans and the provisions of thisLease. Lessor shall promptly proceed to complete or correct such items, except those that it contends are not justified or not part of Lessor's work. If Lessee does not deliver a deficiency list to Lessor within such fifteen (15) working day period, Lessee shall be deemed to have accepted the Building Shell and such Tenant Improvements and approved the construction thereof by Lessor. Should Lessee and Lessor be unable to agree with respect to any matter included in Lessee's deficiency list, then upon the request of either party for arbitration such dispute shall be determined by a neutral arbitrator (who shall be an architect) in accordance with the commercial arbitration rules of the American Arbitration Association. Punchlist items of a minor nature shall not delay delivery of possession of the Premises from Lessor to Lessee or excuse the obligation of the Lessee to commence the payment of rent.

6.2  Defects in Construction. Lessee's taking possession of the Improvements shall not constitute a waiver of any warranty or of any defect in workmanship or materials. Lessee shall have a period of one (1) year after the Commencement Date within which to notify Lessor of any such defect or deficiency.

6.3  Lessor'sCorrective Work. Lessor shall promptly repair or restore at its own cost and expense defects or deficiencies in the Improvements (other than those caused by Lessee or its agents or employees) of which notice is given by Lessee within one (1) year after the Commencement Date and, in addition, shall repair or cause to be repaired any defects covered by contractor's or subcontractor's warranties during the applicable warranty period.